EXHIBIT 10.36.3


                                  AMENDMENT NO. 3 TO
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN FOR
                   OFFICERS OF NORTHEAST UTILITIES SYSTEM COMPANIES


The first sentence of the definition of "Compensation" in Section II of the Supplemental Executive Retirement Plan for Officers of Northeast Utilities System Companies is hereby amended to read as follows, effective as of January 1, 1996:

          "Compensation" shall have the same meaning as provided in the Retirement Plan, but shall also include amounts disregarded pursuant to Section 401(a)(17) of the Code, amounts (included in Compensation as earned) receipt of which is deferred by a Participant pursuant to a plan or agreement that is not qualified under the Code, and, for any period in question, awards under the EICP and the Incentive Plan to the extent made with respect to performance during such period, each such award to be allocated on a pro rata basis to each of the calendar months in the period to which it relates.